Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-177835 dated November 9, 2011) of Gulf Resources, Inc. and in the related Prospectus included therein, of our report dated April 14, 2015, with respect to the financial statements of Shouguang City Rongyuan Chemical Co, Ltd. included in this Current Report on Form 8-K/A.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
April 17, 2015